As filed with the Securities and Exchange Commission on December 8, 2020

Registration No. 333-235471

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MARCHEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2194038
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Russell C. Horowitz

Executive Chairman and Co-Chief Executive Officer

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

 Michelle D. Paterniti, Esq.

General Counsel and Secretary

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

Approximate date of commencement of proposed sale to public: Not applicable.

If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

On December 23, 2019, the Securities and Exchange Commission (the “Commission”) declared effective a registration statement on Form S-3 (File No. 333-235471) (the “Registration Statement”) of Marchex, Inc. (the “Registrant”) relating to the resale from time to time of up to 848,898 shares of Class B common stock of the Registrant (the “Registered Shares”) by the selling stockholders named in the Registration Statement pursuant to the plan of distribution set forth therein.

The Registrant’s obligation to keep the Registration Statement effective has terminated under the terms of its acquisition agreement with the selling stockholders. Pursuant to the undertaking of the Registrant as required by Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of its Registered Shares that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 8, 2020.

MARCHEX, INC.

By:	/S/ RUSSELL C. HOROWITZ

Russell C. Horowitz

Executive Chairman and Co-CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-235471 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RUSSELL C. HOROWITZ Russell C. Horowitz	Executive Chairman and Co-CEO	December 8, 2020

/S/ MICHAEL A. ARENDS Michael A. Arends	Chief Financial Officer and Co-CEO (Principal Executive Officer for SEC reporting purposes, Principal Financial Officer and Principal Accounting Officer)	December 8, 2020

* Dennis Cline	Director	December 8, 2020

* Donald Cogsville	Director	December 8, 2020

* M. Wayne Wisehart	Director	December 8, 2020

*By:	/S/ MICHELLE PATERNITI
Michelle Paterniti Attorney-in-Fact